EXHIBIT 10.13

JOINT VENTURE AGREEMENT DATED APRIL 30, 2002

JOINT VENTURE AGREEMENT

ATHABASCA and FIREBAG PROSPECTS

THIS AGREEMENT is made effective the 30th day of April, 2002.

AMONG:

Anhydride Oil Corporation, a corporation incorporated under the laws of Alberta with an office located at 1119 Sydenham Rd. S.W., Calgary, Alberta T2T OT5 (“AOC”)

AND:

Anhydride Petroleum (Canada) Inc., a corporation under the laws of Alberta with an office at Suite 850, 20655 Southport Rd. S.W., Calgary, Alberta T2W 4Y1 (“API”)

AND:

C. Warren Hunt, an individual residing at 1119 Sydenham Rd. S.W., Calgary, Alberta T2T OT5 (“Hunt”)

AND:

Industrial Coal and Minerals Ltd., a corporation incorporated under the laws of Alberta with an office located at 1119 Sydenham Rd. S.W., Calgary, Alberta T2T OT5 (“Industrial”)

AND:

October Sun, a Nevada Corporation, a corporation incorporated under the laws of the State of Nevada and having an office located at 241 Ridge Street, Fourth Floor, Reno, Nevada, 89501 (“OS”)

AND:

Uranium Power Corporation, a corporation incorporated under the laws of the State of Colorado and having an office located at Suite 850, 10655 Southport Rd. S.W., Calgary, Alberta T2W 4Y1 (“URMP”)

WHEREAS:

A.	All parties to this Agreement acknowledge that this Agreement replaces all prior agreements including but not limited to a Letter Agreement between AOC and OS dated April 10, 2001, and Addendums dated May 8, 2001, July 10, 2001, July 26, 2001 and September 12, 2001 among one or more of the parties in respect of all or a portion of the Lands and Licenses;

B.	The parties hereto combine efforts and resources in their joint objective to explore for petroleum substances on each of the Athabasca and Firebag Prospects;

C.	API is entitled to earn an interest in P&NG License no. 5494040101 (the “AOC License”) and the AOC Granite 7-32-89-10 W4M well, (the “Initial Well”), which are properties of AOC;

D.	AOC is entitled to earn an interest in P & NG License numbers 5401070160, 5401070162, 5401070163, 5401090094 and 5401100080, which are properties of API (the “API Licenses”);

E.	API and AOC intend to sign and deliver to the other, a CAPL Agreement covering all interests contained within the Area of Mutual Interest including the Initial Well, and P & NG license numbers 5494040101, 5401070160, 5401070162, 5401070163, 5401090094 and 5401100080 (the “Licenses”).

F.	API and AOC are desirous of determining the producibility of the Initial Well;

G.	API and AOC are desirous of determining the producibility of a target formation at a depth of 2,150 meters at or adjacent to the Initial Well;

H.	Hunt is the principal shareholder and interest holder in AOC and Industrial;

I.	URMP is the indirect parent corporation of API and intends to grant a stock option by way of warrants to AOC to acquire shares of URMP; and

THEREFORE AOC, API, Hunt, Industrial, OS and URMP, for consideration the sufficiency of which is hereby acknowledged enter this agreement on the following terms and conditions;

ARTICLE I

INTERPRETATION

1.1 Definitions. In this Agreement, including the recitals to this Agreement:

“Abandon” or “Abandoning”	means the proper plugging and abandoning of a Well and the restoration of the well site to the satisfaction of any government body having jurisdiction with respect thereto.

“AMI” or “Area of Mutual Interest”	means all lands within townships 86-102, ranges 5-13 W4M.

“AOC GORR”	means a 5% gross overriding royalty on production of any and all Petroleum Substances upon the Lands and the Licenses, to the beneficial holders identified in Schedule “E”.

“AOC License”	Means Petroleum and Natural Gas License No. 5494040101.

“AOC Working Interest Holders”	means the beneficial holders identified in Schedule “F” of the 27.5% after payout working interest held by AOC in the Initial Well, the 18.25% interest in the AOC License and the 18.25% interest assigned to AOC by API in the API Licenses and section 3.9 of this agreement, all of which are subject to a 9.5% gross overriding royalty on production of any and all Petroleum Substances.

“API GORR”	means a 4.5% gross overriding royalty on production of any and all Petroleum Substances upon the Lands and the Licenses, to the beneficial holders identified in Schedule “G”.

“API Licenses”	means Petroleum and Natural Gas License Nos. 5401070160, 5401070162, 5401070163, 5401090094 and 5401100080.

“API Working Interest Holders”	means the beneficial holders of the 100% working interest before payout and 72.75% after payout in the Initial Well, the 100% before payout working interest and 81.25% after payout working interest in additional wells drilled on the AOC License and the 81.25% interest retained by API in the API licenses, all of which are subject to the 9.5% gross overriding royalty on production of any and all Petroleum Substances.

“Athabasca Prospect”	means Petroleum and Natural Gas License Nos. 5494040101, 5401070160, 5401070162 and, 5401070163.

“CAPL Agreement”	means the 1990 operating procedure established by the Canadian Association of Petroleum Landmen as set out in Schedule “C”.

“Capping ”	means the capping of a Well.

“Capping Costs”	means all expenses incurred in or incidental to the Capping of any Well.

“Complete ” or any derivative of the word Complete including “Completion”	means:	(i)	the installation of all casing left in the hole except surface and intermediate casing, all tubing and wellhead equipment and all other equipment and material necessary for the permanent preparation of any Well for the taking of Petroleum Substances up to and including the outlet valve on the wellhead and the pump if initially required to establish production;

(ii)	if necessary, the perforating, stimulating, treating, fracing and swabbing of any Well, running adequate back pressure tests in the case of a gas well and the conduct of production tests as are required by this agreement and the installation of equipment as may be necessary to conduct the tests;

(iii)	if any Well indicates that Petroleum Substances are present in Paying Quantities in any formation, then the Well shall be subject to one or both of the following production tests as appropriate:

A.	if any Well indicates production of Petroleum Substances composed predominately of gas, an absolute open flow test of sufficient duration to establish the initial producibility of the Well; or

B.	if any Well indicates production of Petroleum Substances not composed predominantly of gas, a sustained production test of thirty (30) consecutive days to establish the initial producibility of the Well; and,

(iv)	the supply of sufficient tankage and other equipment initially required for the taking of production.

“Completion Costs”	means all expenses incurred in or incidental to the Completion of any Well.

“Crown” or “Government Royalty”	means the share of production payable to the representative of the Government of the Province of Alberta from the production of Petroleum Substances.

“Drilling Costs”	means (exclusive of Completion Costs and Equipping Costs:

(i)	the costs incurred in or incidental to the Drilling and Capping of the Well including the costs of acquiring surface rights, constructing access roadways, coring if applicable, testing, obtaining all Well logs, acquiring and installing all surface and intermediate casing and obtaining material and services in respect thereof; and,

(ii)	includes the cost of Abandoning any Well.

“Equip” or any derivative of the word Equip including “Equipping”	means the installation of equipment required to produce Petroleum Substances from any Well including, without restricting the generality of the foregoing, a pump or other artificial lift equipment if not initially required to take production, the installation of flow lines and production tankage serving any Well and, if necessary, a heater, dehydrator or other wellsite facilities for the initial treatment of Petroleum Substances produced from any Well to prepare the production for transport to market but specifically excludes (i) Completion Costs and costs incurred beyond the point of entry into a gathering system, plant or other common facility, that shall be constructed and operated pursuant to a separate agreement and (ii) any such equipment, installation or facility that is (or is intended to be a production facility.

“Equipping Costs”	means all expenses incurred in or incidental to the Equipping of any Well.

“Firebag Prospect”	means Petroleum and Natural Gas License Nos. 5401090094 and 5401100080.

“GORR”	means a gross overriding royalty on production of any and all Petroleum Substances in the amount of 9.5%, comprised of 5% to AOC and its holders disclosed on Schedule “E” and 4.5% to the API holders disclosed on Schedule “G”, applicable to all the lands and Licenses, including the Initial Well.

“Initial Well”	means the AOC Granite 7-32-89-10 W4M well drilled during 1994 to a depth of 1,650 meters or if deepened to a depth of 2,150 meters to test the original target seismic feature located on Petroleum and Natural Gas License No. 5494040101.

“Lands”	means each parcel or tract of land within the AMI including the Licenses.

“Licenses”	means the AOC License and the API Licenses.

“Operating Costs”	means all expenses incurred in or incidental to the operating of any Well, exclusive of Drilling Costs, Completion Costs and Equipping Costs.

“Operating Procedure” and “Accounting Procedure”	means 1990 CAPL Operating Procedure and the 1988 PASC Accounting Procedure utilizing the elections as set out in Schedules “C” and “D”.

“Parties”	means AOC, API Hunt, , Industrial, OS and URMP, and “Party” means any one of them.

“PASC Agreement”	means in accordance with the 1988 operating procedure established by the Petroleum Accountants Society as set out in Schedule “D”

“Paying Quantities”	means:	(i)	in the case of any Well which has not been Completed and Equipped, the anticipated output from the Well of that quantity of Petroleum Substances that would warrant incurring the Completion Costs and Equipping costs respecting the Well, having regard to the anticipated Completion Costs, Equipping Costs, and Operating Costs, the kind and quality of production, the availability of markets, the price to be received, the royalties applicable to the production pursuant to the relevant title documents and the other economic burdens applicable to the production; and,

(ii)	in the case of any Well that has been completed and Equipped, the output from the Well of that quantity of Petroleum Substances that would warrant the continued taking of production from the Well, having regard to the same factors as in subclause (i) of this definition, except Completion Costs and Equipping costs.

“Payout ”	means the point in time when:

(i)	the gross proceeds from the sale of Petroleum Substances from any Well and from the sale of Petroleum Substances allocated to a Well pursuant to a pooling or scheme of unitization; plus

(ii)	the gross proceeds received from the sale of any permanent equipment installed up to the point of sale of Petroleum Substances produced from any Well; plus

(iii)	any payment received in respect of an adjustment of investment resulting from unitization of the Lands;

EQUALS

(iv)	the Drilling Costs, Capping Costs, Completion Costs, Equipping Costs and Operating Costs applicable to any Well; plus

(v)	the payments made with respect to the GORR and Crown Royalty on the production of Petroleum Substances from a Well; plus

(vi)	the payments made for acquisition of Licenses in the AMI, including the API Licenses; plus

(vii)	any payments made in respect of adjustment of investment resulting from unitization of the Lands on which a Well is located; plus

(viii)	any taxes imposed by the regulations with respect to the production or sale of Petroleum Substances from a Well other than income taxes;

all of which are determined in accordance with the Operating Procedure.

“Petroleum Substances”	means condensate, crude oil, natural gas liquids, raw gas, sulphur and every other mineral or substance, and interest in the right to explore for, that is granted or acquired pursuant to the Licenses.

“Testing Phase”	has the meaning set out in section 3.1.

“Well”	means the well or wells drilled pursuant to or subject to the provisions of this Agreement.

1.2	Included Words. This Agreement shall be read with such changes in gender or number as the context shall require.

1.3	Headings. The headings to the articles, sections, subsections, paragraphs, parts or clauses of this Agreement are inserted for convenience only and shall not affect the construction hereof.

1.4	References. Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, paragraph, clause or schedule refers to the article, section, subsection, paragraph, clause or schedule bearing that number or letter in this Agreement. A reference to “this” article, section, subsection, paragraph, clause or schedule means the article, section, subsection, paragraph, clause or schedule in which the reference appears. A reference to “this Agreement”, “hereof”, “hereunder”, “herein” or words of similar meaning, means this agreement including the schedules hereto, together with any amendments thereof.

1.5	Schedules. The following schedules are incorporated into this Agreement by reference:

Schedule “A”	Geologic Program For Servicing

Schedule “B”	Completion Cost Estimate

Schedule “C”	CAPL Elections

Schedule “D”	PASC Elections

Schedule “E”	AOC’s Royalty Interest Holders

Schedule “F”	AOC’s Working Interest Holders

Schedule “G”	API’s Royalty Interest Holders

Schedule “H”	API’s Working Interest Holders

Schedule “I”	Form of Bohdan Certificate

Schedule “J”	API - AOC License Assignments

Schedule “K”	AOC - API License Assignment

Schedule “L”	URMP - AOC Warrant Certificate

ARTICLE II

OPERATIONS AND ROYALTIES

2.1	Joint Operations - The Lands and the Licenses as they relate thereto shall become subject to the Operating Procedure (Schedules “C” and “D”), which shall govern all future operations of the Parties with respect to the exploration, development and maintenance of the Lands and Licenses. In the event there is a conflict between the CAPL Agreement (Schedule “C”) and this Agreement, the Parties agree this Agreement shall prevail.

2.2	Operator - AOC shall be the “Operator” under the Operating Procedure during and until the completion of the Testing Phase, provided that in the event of the death of Hunt prior to completion of the Testing Phase as set out in section 3.1 of this agreement, API will immediately become and remain the Operator. On the completion of the Testing Phase, API shall immediately become the “Operator” under the Operating Procedure in respect of all operations on the Lands and the Licenses as they relate thereto.

2.3	Joint Operations Bank Account - Prior to commencement of operations in connection with the Testing Phase, API and AOC shall jointly establish a joint-controlled bank account at Canadian Western Bank, located at 6606 McLeod Trail South, Calgary Alberta T2H OK6 (the “Joint Account”).

Each of Hunt, AOC and Industrial acknowledge they have no interest whatsoever in any of the monies deposited into the Joint Account and that the Joint Account is established for the purpose of redirecting funds from the Anhydride Petroleum Limited Partnership to approved expenditures in connection with the Testing Phase and as contained in Schedule “B” hereto.

The joint AOC-API account will require a signatory from each of AOC and API for all amounts drawn on the account. Each of AOC and API will appoint a primary and alternative signatory for the Joint Account.

For AOC the primary representative shall be Hunt and the secondary representative shall be William H. Bohdan (“Bohdan”), the Superintendent of Operations appointed by AOC during the Testing Phase.

For API the primary representative shall be Doug W. Cannaday (“Cannaday”), President of URMP and API and the secondary representative shall be F. George Orr.

The chequebook for the Joint Account shall be retained by Cannaday and maintained at the office of API.

Immediately upon opening of the Joint Account, prior to any money being deposited into the Joint Account, Hunt shall pre-sign one cheque to be retained by Cannaday on behalf of API. It is agreed and understood the cheque shall be dated the date $250,000 is deposited into the Joint Account and that on September 6, 2002, Cannaday shall determine the amount of funds remaining in the Joint Account and shall record that amount on the cheque pre-signed by Hunt which cheque shall be deposited into the account of API thus effectively closing the Joint Account.

2.4	Recordable Assignments, CAPL Agreement - On signing this agreement:

(a)	API shall deliver to AOC’s lawyer, Tom W. Buglas (“Buglas”), Suite 610, 2424 – 4th Street S.W., Calgary, Alberta, recordable assignments (the “API Assignments”) in favor of AOC for an 18.75% ownership interest in the API Licenses in the form attached as Schedule “J”; and

(b)	AOC shall deliver to:

(i)	Buglas, a recordable assignment (the “AOC Assignment”) in favor of API for 81.25% in the AOC License in the form attached as Schedule “K” to be held by Buglas for delivery to API in accordance with section 3.4 of this Agreement; and

(ii)	API a signed original CAPL Agreement in the form attached as schedule “C” which shall govern the Parties’ Operating Procedures as provided in section 2.1.

Upon API’s receipt of Buglas’ written confirmation that Buglas has in his custody the original signed AOC Assignment (in the form attached as Schedule “K”), subject to this agreement, Buglas is authorized to deliver to AOC the API Assignments (in the form attached as Schedule “J”).

2.5	Area of Mutual Interest - The Parties hereby establish the Area of Mutual Interest. In the event additional lands, licenses, leases, and/or oil and gas rights that fall within the AMI are acquired by any Party, such Party shall offer to the other Parties the opportunity to participate in such interests or rights in accordance with the terms of this agreement or the CAPL Agreement in proportion to their respective ownership interests.

2.6	AOC GORR – AOC and API hereby grant and do hereby acknowledge and recognize the AOC GORR and holders in Schedule “E”. The Parties acknowledge that the AOC GORR extends to any and all additional lands or licenses acquired within the AMI.

2.7	AOC Working Interest Holders – AOC and API do hereby acknowledge and recognize the AOC Working Interest Holders disclosed on Schedule “F”.

2.8	API GORR - AOC and API hereby grant and do hereby acknowledge and recognize the API GORR and holders in Schedule “G”. The Parties acknowledge that the API GORR extends to any and all additional lands or licenses acquired within the AMI.

2.9	API Working Interest Holders – AOC and API do and hereby acknowledge and recognize the API Working Interest Holders disclosed on Schedule “H”.

2.10	Government Royalty – The Parties hereby acknowledge and recognize a government or crown royalty by the Government of the Province of Alberta shall be in effect against the Initial Well, Licenses and AMI.

ARTICLE III

TESTING PHASE

3.1	Testing Phase - The testing phase (the “Testing Phase”) is comprised of the steps and procedures set out in Schedule “A” described as the Geological Program For Servicing of the AOC Granite 7-32-89-10 W4M Well. The Testing Phase has been prepared by AOC and Hunt. During the Testing Phase, AOC, as “Operator” shall engage the services of Burnish Enterprises Ltd. (“Burnish”) to carry out Operations. Burnish has agreed to provide the services of William H. Bohdan, P. Eng. to act as superintendent of Operations. If Bohdan is unable to perform the services on behalf of Burnish, the replacement for Bohdan shall be approved by AOC and API in writing.

3.2	Conclusion of Testing Phase . The Testing Phase shall conclude on the earlier to occur of (a) the performance of such of the steps and procedures described in Schedule “A”; or (b) the Completion of the Initial Well.

3.3	Bohdan Certificate – Without regard or consequence to the result, at such time as the Testing Phase is concluded or the Initial Well completed, Bohdan, or his replacement, shall deliver to API and AOC a certificate (the “Bohdan Certificate”), in the Form attached as Schedule “I”, declaring the conclusion of the Testing Phase.

3.4	Interest Earned in AOC License – On the issuance of the Bohdan Certificate in accordance with section 3.3, API shall have earned in the Initial Well its entitled 100% working interest before payout and 72.75% working interest after payout and 81.25% interest in the AOC License, subject to the terms of this Agreement. Forthwith upon receipt by Buglas of a copy of the Bohdan Certificate from AOC or API, Buglas shall, and AOC shall cause Buglas to, immediately deliver to API the AOC Assignment.

3.5	Funding of Testing Phase – API, on its own behalf and on behalf of its working interest partners, undertakes to fund all costs connected with the Testing Phase and, at its election, complete, deepen or abandon such well.

3.6	Commencement of Operations – API will cause to be deposited Cdn $250,000 into the Joint Account, sufficient to cover expenditures connected with the Testing Phase as contained in Schedule “B”. Immediately thereafter, AOC shall commence Operations to give effect to the Testing Phase. In the event API does not fund the Joint Account prior to 5:00 p.m. September 15, 2002, AOC is at liberty to make other arrangements to finance the Initial Well and should API not fund the Testing Phase, API shall not have earned any interest in the AOC License or the Initial Well.

3.7	Insurance – Prior to commencement of operations at the well site of the Initial Well, AOC shall obtain Comprehensive General Liability Insurance including Operators’ Extra Expense Insurance coverage protecting the following entities:

(a)	Anhydride Oil Corporation,

(b)	Anhydride Petroleum (Canada) Inc.; and,

(c)	Burnish Enterprises Ltd. and William H. Bohdan.

At the conclusion of the Testing Phase, should it decide to do so, API is hereby authorized to cancel insurance coverage for each of AOC and Burnish.

3.8	API To Recover Costs - In accordance with but notwithstanding provisions of the CAPL Agreement, API is entitled to recover costs incurred, including for the Testing Phase, drilling, completion and equipping and other operations out of 100% of net working interest in production from the Initial Well and the AOC License until Payout.

3.9	Additional Drilling - Following conclusion of the Testing Phase and completion, deepening or abandonment of the Initial Well, API shall, at no expense to AOC and at locations on the Lands or Licenses as determined by API, conduct such additional drilling as to comprise at least two further wells or 5,500 meters of drilling, whichever is greater and API shall be operator for all subsequent drilling operations. AOC’s working interest in the Initial Well is 27.25% after payout, but on future wells, whether on License 5494040101 or other wells in the AMI, is at 18.75%, subject to a 9.5%GORR plus government royalty.

Following the additional drilling, AOC shall pay its share of costs for all operations under this Agreement in accordance with provisions of the CAPL Agreement.

3.10	Payment of Rentals – API is responsible for payment of all rentals on the Licenses on behalf of itself (excluding third party interest holders) and AOC until concluding the drilling of the additional drilling provided for in section 3.8. At such time as API has fulfilled its additional drilling obligation in section 3.8 AOC shall pay its share of costs for all rentals under this Agreement as provided for in accordance with the CAPL Agreement.

ARTICLE IV

COVENANTS AND ACKNOWLEDGEMENTS

4.1	Payment to AOC – Upon the first well completed on the Lands or Licenses under this Agreement to continuously produce commercial quantities of Petroleum Substances for a period of not less than 30 consecutive days, API shall pay to AOC $100,000 (Cdn.). AOC acknowledges said payment would be a one-time payment.

4.2	Cancellation of October Sun Warrant – OS hereby acknowledged that URMP Warrant Certificate No. 3 pursuant to which OS had the right to acquire 500,000 URMP shares at US $.01 after the successful testing of the Initial Well is hereby cancelled.

4.3	Grant of URMP Warrant - URMP hereby grants to AOC a warrant (the “Warrant”) to purchase 600,000 restricted shares of URMP at a price of US $0.01 per share in the form attached as Schedule “L”. The Warrant shall be exercisable for a period of one year commencing on the date any well completed on the Lands under this Agreement continuously produces commercial quantities of Petroleum Substances for a period of not less than 30 consecutive days but in any event shall expire effective August 30, 2004. AOC acknowledges that in the event no well completed on the Lands under this Agreement continuously produces commercial quantities of Petroleum Substances for a period of not less than 30 consecutive days, the Warrant will not be exercisable nor have effect.

4.4	Right of Refusal - The Parties agree that before making any sale or transfer of any part of their interests to any third party not identified in this agreement, they will offer the interest on the same terms to the other party and leave their offer open for sixty days as outlined in the CAPL Agreement.

4.5	Hunt Consulting - AOC shall provide the geological consultation of Hunt for the benefit of AOC and API in carrying out operations under this Agreement, always endeavoring to provide services to the satisfaction of API. On signing this Agreement, API shall pay the current arrears of its previous retainer with AOC, which stands at $12,305.00 at July 31, 2002, and thereafter shall pay to AOC $5,000 each month in arrears starting August 1, 2002 for its services. Either AOC or API may terminate this consulting arrangement on thirty days notice.

4.6	Data – The parties recognize that AOC, Hunt and/or Industrial have accumulated and compiled a considerable amount of documentation and other data in connection with the AMI, the Licenses, the Athabasca Prospect and the Initial Well including but without limitation, land maps, aerial photographs, seismic related materials, geologic mapping, logs, analysis and interpretative records, testing and other reporting or information including daily reports (the “data”). Up to and during the Testing Phase AOC, Hunt and Industrial agree to unconditionally make available to API or its representative all data for inspection and copying.

Any and all data created or otherwise obtained in connection with these matters after August 1, 2001 is owned exclusively by API. Data prior to August 1, 2001 is and shall continue to be owned by AOC.

AOC does hereby agree to keep all data strictly confidential and shall not sell nor disclose any of the data to any third party (nor permit copying) without first obtaining written consent of API which may reasonably be withheld. It is noted that URMP is a public company and is required under existing laws and legislation to make certain disclosures which, are hereby authorized and acknowledged by the parties.

4.7	Legal Interests – AOC does hereby warrant that AOC holds legal, valid, enforceable and clear (unencumbered) title to the AOC License and undertakes to hold API, OS and URMP harmless from any and all claims prior to this agreement that might affect rights under this Agreement.

4.8	Claims Against AOC, Hunt and/or Industrial - Should a claim arise against AOC, Hunt and/or Industrial affecting any matter contained within this agreement, in the event AOC, Hunt and/or Industrial fail to resolve said claim within 90 days of commencement of said claim, each of AOC, Hunt and Industrial hereby unconditionally authorize API, OS and/or URMP to settle and fully resolve said claim on behalf of AOC, Hunt and/or Industrial; and, should a claim against AOC, Hunt and/or Industrial be successful then API is hereby unconditionally authorized to reduce AOC’s interest in an amount sufficient to resolve the successful claim and should AOC’s interest not be sufficient to satisfy the claim then AOC and Industrial shall jointly and severally be liable to API, OS and/or URMP for any unresolved or unpaid damages, including but not limited to legal and administrative expenses, including those of API.

4.9	Hold Harmless – AOC does hereby unconditionally guarantee and agree to remain liable for any and all obligations and undertakings of AOC hereunder and to hold API, OS and URMP harmless against any and all claims arising prior to the date of this agreement, including as set out in section 4.7.

ARTICLE V

NOTICE

5.1	Notice - Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or telecopied to the party to whom it is given at:

             (a)       if to AOC:

Anhydride Oil Corporation 1119 Sydenham Rd. S.W. Calgary, Alberta T2T OT5 Attention: C. Warren Hunt, President Telecopier no.: (403) 244-2834

             (b)       if to API:

Anhydride Petroleum (Canada) Inc. Suite 850 - 10655 Southport Rd. S.W. Calgary, Alberta T2W 4Y1 Attention: Doug W. Cannaday, President Telecopier no.: (403) 256-9473

             (c)       if to Hunt:

C. Warren Hunt 1119 Sydenham Rd. S.W. Calgary, Alberta T2T OT5 Attention: C. Warren Hunt Telecopier no.: (403) 244-2834

             (d)       if to Industrial:

Industrial Coal and Minerals Ltd. 1119 Sydenham Rd. S.W. Calgary, Alberta T2T OT5 Attention: C. Warren Hunt Telecopier no.: (403) 244-2834

             (e)       if to OS:

October Sun, a Nevada Corporation 241 Ridge Street Fourth Floor, Reno, Nevada 89501 Attention: Eldon Schorn Telecopier no. (604) 606-7980

             (f)       if to URMP:

Uranium Power Corporation Suite 850, 10655 Southport Rd. S.W. Calgary, Alberta T2W 4Y1 Attention: Doug W. Cannaday, President Telecopier no.: (403) 256-9473

Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any Party may change its address for notice from time to time by notice given to the other Parties in accordance with the foregoing.

ARTICLE VI

GENERAL PROVISIONS

6.1	Entire Agreement. This Agreement constitutes the entire agreement between the Parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the Parties with respect to the subject matter herein. This Agreement may not be amended or modified except by an instrument in writing signed by each of the Parties.

6.2	Waiver. No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party of any or all of its obligations under this Agreement will:

(a)	be valid unless it is in writing and stated to be a consent or waiver hereunder;

(b)	be relied upon as a consent or waiver to or of any other breach or default of the same or any other obligation;

(c)	constitute a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiver in any other or subsequent instance.

6.3	Further Assurances. The Parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

6.4	Time of the Essence. Time shall be of the essence in the performance of this Agreement.

6.5	Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns.

6.6	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

6.7	Arbitration – In the event of any dispute affecting matters in any way connected with or affected by this agreement by and/or on behalf of any of the Parties, the Parties agree such dispute shall be resolved by arbitration conducted in the City of Calgary, Province of Alberta. The cost of such arbitration shall be shared equally by AOC and Industrial as to one-half and the remainder one-half by API. An arbitration proceeding shall determine, with finality, any dispute. In the event AOC fails or is unable to pay its share of any costs under this clause, API is hereby authorized by AOC to deduct AOC’s share of costs from production.

6.8	Fax and Counterpart. This Agreement may be executed by fax and in counterparts.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Anhydride Oil Corporation	Anhydride Petroleum (Canada) Inc.

C. Warren Hunt	Witness to C. Warren Hunt

Industrial Coal & Minerals Ltd.	October Sun, a Nevada Corporation

Uranium Power Corporation

SCHEDULE “A”

GEOLOGICAL PROGRAM FOR SERVICING OF THEAOC GRANITE 7-32-89-lO W4M WELL

1.	Rig up for swabbing oil into a tank.

2.	Drill out plug at base of casing and clean hole to bottom using 2-1/2" tubing. Collect oil sample from below plug, if possible.

3.	Run in with 2-1/2” tubing and dual packers of size appropriate for sett1ng in 8-3 4” (222mm) open bole, tubing empty.

4.	Straddle the interval 1407 - 1437m, test and, if appropriate, swab

5.	Straddle the interval 870 - 900m, test and, if appropriate, swab

6.	Set single packer at 1635m and tailpipe to bottom, test and, if appropriable, swab

7.	Straddle the interval 774 - 804m, test and, if appropriate, swab

8.	Straddle the interval 1455 - 1485m, test and, if appropriate, swab

9.	If apparently flowing production is found at any stage, put well on extended production test, if possible, leaving packers set as is.

10.	If apparently commercial production requiring a pump is found at any stage, continue with remaining swab tests and plan to install pump for extended production test after swab testing is done.

SCHEDULE “B”
COMPLETION COST ESTIMATE FOR THE INITIAL WELL

Well: AOC Granite 7-32-89-10 W4M Intangible Completion Costs	Date: July 25, 2002 Tangible Equipment
501 Production Casing & Liner	601 Wellhead	5,000
502 Production Casing Attachments	602 Pump Drive & Accessories	0
503 Production Casing Cementing	603 Tubing & Accessories	37,000
504 Power Tongs & Casing Tools	604 Sucker Rods & Accessories	0
505 Drilling - Daywork	605 Valves, Fittings & Misc. Equip.	0
509 Service Rig	70,000	606 Retrievable Downhole Equip.	0
512 Wireline	607 Bottom-hole Pump	0
513 Perforating & Logging	608 Contingency	2,100
514 Formation Stimulation	609 Overhead	1,260
518 Cement Squeeze & Plugs
520 Snubbing	Tangible Completion - TOTAL	$ 45,360
521 Coiled Tubing/Nitrogen Services	Intangible Completion	$201,782
522 Special Services - Fishing, etc.	Completion - GRAND TOTAL	$247,142
523 Permanent Downhole Equipment
526 Production Testing	21,500
527 Analysis	800
528 Completion Fluids	1,000
531 Disposal Costs - Waste & Fluids	5,000
532 Vacuum Truck	1,000
533 Water Hauling	1,500
534 Hauling & Transportation	15,000
537 Stuck & Towing
540 Other Material & Supplies	1,000
543 Rentals	17,000
544 Anchors (Purchase & Rentals)
548 Lease & Road Construction	1,000
549 Lease Clean-up & Restoration	2,500
550 Environmental Services	500
551 Engineering/Project Mgmt.	5,000
552 Engineering/Reservoir
553 Completion Supervision	14,000
554 Corporate Liaison
555 Restoration Supervision
559 Safety Equipment & Services
560 Security Services
568 Communication	900
569 Miscellaneous	5,000
596 Contingency	24,405
597 Insurance	8,800
598 Overhead	5,877
Intangible Completion - TOTAL	$201,782

NOTE: based on 12 days service rig time. Extra days will increase intangible costs proportionally.

SCHEDULE “C”

1990 CAPL AGREEMENT
OPTIONAL CHOICES IN 1990 CAPL

Clause No.	Selection

311	Insurance	A
604	Marketing Fee	A
903	Casing point Election	A
1007	Development Wells	300%
1007	Exploratory Wells	600%
1010	Title Preservation	180 Days
2202	Addresses for Notices	As contained in the Joint Venture Agreement dated effective April 30, 2002 between Anhydride Oil Corporation and Anhydride Petroleum (Canada) Inc. et al.
2401	Disposition of Interest	B
2404	Recognition upon Assignment	B

SCHEDULE “D”

1988 PASC ACCOUNTING SCHEDULE
OPTIONAL CHOICES IN 1988 PASC

105 (a) Operating advances	25%
110 Approvals	2 or more parties totalling 80%
202 (b) (1)	Shall not
202 (b) (2)	Shall not
203 (b)	20%
217 (a) (1)	Warehouse handling, 2.5% for tubular goods 2” and over and other items with new prices over $5,000.00; 5% of cost on all other material
302 (a) for each exploration project	(1) 6% of first $50,000 (2) 4% of next $100,000 (3) 2% of costs exceeding (1) + (2)
302 (b) for each drilling well	(1) 5% of first $50,000 (2) 3% of next $100,000 (3) 2% of costs exceeding (1) + (2)
302 (c) for each construction project	(1) 5% of first $50,000 (2) 3% of next $100,000 (3) 2% of costs exceeding (1) + (2)
302 (d) for each operations and maintenance	(1) 10% of the costs (2) $300 per producing well per month (3) Flat rate of $500 per month
302 (d) (2) & (3)	Will not
Pricing of Joint Material Purchases, Transfers, and Dispositions	$15,000 where requiring approval
501 Periodic Inventory	Taken by operator on 2-year intervals

SCHEDULE “E”

AOC ROYALTY INTEREST HOLDERS

AOC

SCHEDULE “F”

AOC Working Interest Holders

AOC
Burnish Enterprises Ltd.
337744 Alberta Ltd.
595433 Saskatchewan Ltd.
Robert O. Russell

SCHEDULE “G”

API ROYALTY INTEREST HOLDERS

Oct. Sun funding group
       Otto Boffo
       John Brock
       Tony Baldassare
       Frank Wright
       Malcolm Burke
       Singer Associates Holdings Ltd.
858642 Alberta Ltd.
Robert Edwards
Todd Montgomery
Lorne Inglis
F. George Orr
Doug Cannaday
Michel David

SCHEDULE “H”

API WORKING INTEREST HOLDERS

Anhydride Petroleum Limited Partnership
Oct. Sun funding group
       Otto Boffo
       John Brock
       Tony Baldassare
       Frank Wright
       Malcolm Burke
       Singer Associates Holdings Ltd.
858642 Alberta Ltd.
Robert Edwards
Todd Montgomery
Lorne Inglis
F. George Orr
Doug Cannaday

SCHEDULE “I”

FORM OF BHODAN CERTIFICATE

To:            Anhydride Petroleum (Canada) Inc.

And to:      Anhydride Oil Corporation

We refer to the joint venture agreement (the “Agreement”) among Anhydride Petroleum (Canada) Inc., Anhydride Oil Corporation, C. Warren Hunt, Industrial Coal and Minerals Ltd., Uranium Power Corporation and October Sun, a Nevada Corporation dated effective the 30th day of April, 2002.

Capitalized terms used but not defined in this certificate shall have the meaning ascribed to them in the Agreement.

The under signed hereby certifies that the Testing Phase has concluded as a result of:

	all of the steps and procedures described in Schedule “A” to the Agreement have been performed;

	the Initial Well has been Completed.

Dated the _______ day of ______________________________, 2002.

_________________________________

SCHEDULE “J”

License Assignment AOC – API

SCHEDULE “K”

5 License Assignments API – AOC

SCHEDULE “L”

THE WARRANTS AND UNDERLYING SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Warrant Certificate No. 5

WARRANT TO PURCHASE 600,000 SHARES
VOID AFTER 5:00 P.M., MOUNTAIN TIME, ON THE TERMINATION DATE

URANIUM POWER CORPORATION
WARRANT AGREEMENT AND CERTIFICATE
April 30, 2002

        This certifies that, for value received, Anhydride Oil Corporation, a corporation incorporated in the Province of Alberta with an address at 1119 Sydenham Rd. S.W., Calgary, Alberta, T2T OT5, Canada, the registered holder hereof (the “Warrantholder”) is entitled to purchase from Uranium Power Corporation, a Colorado corporation (the “Company”) with its principal office located at 475 Howe Street, Vancouver, B.C. V6C-2B3, Canada, at any time before on or before the Termination Date (as defined below), but only after successful completion of any well on the Lands specified in the Joint Venture Agreement dated April 30, 2002 among Anhydride Oil Corporation, Anhydride Petroleum (Canada) Inc., C. Warren Hunt, Industrial Coal and Minerals Ltd., October Sun, a Nevada Corporation and the Company, at the purchase price of $0.01 per share (the “Exercise Price”), the number of shares of the Company’s Common Stock (the “Shares”) set forth above. A successful completion requires that a well continuously produce commercial quantities of Petroleum Substances for a period of not less than 30 consecutive days. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in Section 3 below. The Termination Date is 5:00 P.M., Mountain Time, on August 30, 2004. A person or entity holding the Shares issued upon exercise of this Warrant may be referred to herein as a “Holder of Warrant Shares.”

Section 1. Transfer or Exchange of Warrant.

1.1 The Company shall be entitled to treat the registered owner of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to gross negligence or bad faith.

1.2 This Warrant may not be sold, transferred, assigned or hypothecated except pursuant to all applicable federal and state securities laws.

1.3 A Warrant shall be transferable only on the books of the Company upon delivery of this Warrant Certificate duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall deliver a new Warrant Certificate to the persons or entities entitled thereto.

Section 2. Term of Warrants; Exercise of Warrants.

2.1 Subject to the terms of this Agreement and Certificate, the Warrantholder shall have the right, which may be exercised commencing upon issuance and ending at 5:00 p.m. Mountain Time on the Termination Date, to purchase from the Company the number of Shares which the Warrantholder may at that time be entitled to purchase on exercise of this Warrant.

2.2 A Warrant shall be exercised by surrender to the Company, at its principal office, of this Certificate evidencing the Warrant to be exercised, together with the form of election to purchase attached hereto duly filled in and signed, and payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrant is then exercised. Payment of the aggregate Exercise Price shall be made in cash or certified funds.

2.3 Subject to Section 3 hereof, upon surrender of a Warrant Certificate and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch, to or upon the written order of the Warrantholder exercising such Warrant and in such name or names as such Warrantholder may designate, certificates for the number of Shares so purchased upon the exercise of such Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of receipt by the Company of such Warrant Certificate and payment of the Exercise Price. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Warrantholders thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised to purchase less than all of the Shares purchasable on such exercise at any time prior to the Termination Date, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued.

2.4 The Warrantholder will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares upon the exercise of Warrants.

Section 3. Adjustment of Exercise Price and Shares.

3.1 If there is any change in the number of shares of outstanding Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits or combinations or exchanges of such shares, the number of shares of Common Stock underlying the Warrants, and the exercise price per share of the outstanding Warrants, shall be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

3.2 In the event of the proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Company with another corporation, the Board may provide that each Warrantholder shall have the right to exercise such Warrant (at its then current Exercise Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such dissolution, liquidation, corporate separation or division, or merger or consolidation; or, in the alternative the Board may provide that the Warrants shall terminate as of a date fixed by the Board; provided, however, that not less than 30 days’ written notice of the date so fixed shall be given to each Warrantholder, who shall have the right, during the period of 30 days preceding such termination, to exercise the Warrant as to all or any part of the shares of Common Stock covered thereby.

3.3 The preceding paragraph shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (excluding a change in par value, or from no par value to par value, or any change as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Board may provide that the holder of this Warrant shall have the right to exercise such Warrant solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Warrant might have been exercised.

3.4 In the event of a change in the Common Stock of the Company as presently constituted into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Common Stock of the Company within the meaning of this agreement.

3.5 To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

3.6 Except as expressly provided herein, the Warrantholder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Warrant. The grant of this Warrant shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

Section 4. Mutilated or Missing Warrant Certificates. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the holder of such Certificate, issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Certificate, or in lieu of and substitution for the Certificate, lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to the Company. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 5. Reservation of Shares of Common Stock. There has been reserved, and the Company shall at all times keep reserved so long as any of the Warrants remain outstanding, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants and the underlying securities.

Section 6. No Fractional Shares. The Company shall not be required to issue fractional shares or scrip representing fractional shares upon the exercise of the Warrants. As to any final fraction of a Share which the Warrantholder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market price of a share of Common Stock on the business day preceding the day of exercise.

Section 7. Transfer and Exercise to Comply With the Securities Act of 1933. The Warrants may not be exercised except in a transaction exempt from registration under the Act.

Section 8. Notices. Any notice pursuant to this Agreement by the Company or by the Warrantholders shall be in writing and shall be deemed to have been duly given if delivered or mailed certified mail, return receipt requested to the Company or the Warrantholder at the addresses set forth above. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

Section 9. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholders shall bind and inure to the benefit of their respective successors and assigns.

Section 10. Applicable Law. This Warrant Agreement and Certificate and any replacement Certificate issued hereunder shall be governed by the laws of the State of Colorado.

URANIUM POWER CORPORATION By: /s/ Doug W. Cannaday Doug W. Cannaday, President

PURCHASE FORM

Dated _______________, ____

        The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate to the extent of purchasing __________ Shares of URANIUM POWER CORPORATION and hereby makes payment of $0.01 per Share in payment of the exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:

____________________________________________________________________________________

(please type or print in block letters)

Address:

____________________________________________________________________________________

Signature______________________________________________________

Dated: ___________________,______

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

ASSIGNMENT FORM

        FOR VALUE RECEIVED, __________________________, hereby sells, assigns and transfers unto

Name:

____________________________________________________________________________________

(Please type or print in block letters)

Address:

____________________________________________________________________________________

the right to purchase Shares of URANIUM POWER CORPORATION represented by this Warrant Certificate to the extent of _________ Shares as to which such right is exercisable and does hereby irrevocably constitute and appoint URANIUM POWER CORPORATION to transfer the same on the books of the Company with full power of substitution in the premises.

______________________________________________________

Signature

Dated: ___________________,______

Notice: The signature of this assignment must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.